FOR IMMEDIATE RELEASE	Contact:	Chris Donaghey

443-733-1600

KEYW Reports Q3 2012 Financial Results

HANOVER, Md., October 31, 2012 (GLOBE NEWSWIRE) – The KEYW Holding Corporation (NASDAQ: KEYW) today announced financial results for its third quarter ended September 30, 2012. Third quarter 2012 revenue was $57.4 million with GAAP earnings per share (EPS) of $0.01. Adjusted EBITDA (as described below) for Q3 2012 was $7.8 million or 13.5% of Q3 2012 revenue. KEYW posted another strong quarter of cash generation with net cash provided by operations of $11.3 million while R&D remains at elevated levels. In Q3 2012, KEYW received new funding totaling almost $49 million in value. Year-to-date 2012 funding totals $174 million.

“The third quarter of 2012 was a notable quarter for KEYW. Not only did we see solid business execution and financial results, but we also announced and, subsequent to quarter end, closed two major acquisitions: Poole & Associates and SenSage. KEYW also completed a successful $100 million secondary offering of our common stock,” commented Leonard Moodispaw, CEO and President of KEYW. “We expect the acquisitions of Poole, which adds several key prime contract vehicles, and SenSage, a major technology contributor to our ‘horizontal path’ efforts, to play key roles in the next chapter of KEYW’s story. We look forward to a strong ending to 2012, and more importantly, we look forward to a transformational 2013.”

Revenue for Q3 2012 increased 6% versus Q3 2011 from $54.0 million to $57.4 million. The main driver for the increase was the acquisition of Flight Landata in August 2011 offset in part by decreases in our Air Force services work, the reassignment of a contract to another company, and increased use of billable staff for internal research and development programs. Revenue in Q3 2011 also included a large product delivery order. Consolidated gross margin increased from 28% in Q3 2011 to 34% in Q3 2012 due to a revenue mix shift toward our Integrated Solutions segment. Research and development expenses were $1.7 million in Q3 2012, an increase from $904,000 in Q3 2011.

GAAP EPS was $0.01 in Q3 2012 on a fully diluted basis versus $0.00 in Q3 2011. Amortization associated with acquisition-related intangibles reduced Q3 2012 EPS by approximately $0.10 per share on an after tax basis versus a reduction of $0.08 per share in Q3 2011. Adjusted EBITDA (as described below) for Q3 2012 was $7.8 million, compared to $5.4 million in Q3 2011. Adjusted EBITDA margin as a percentage of revenue rose to 13.5% in Q3 2012 versus 10.1% in Q3 2011.

Adjusted EBITDA, as defined by KEYW, is a non-GAAP measure that is calculated as GAAP net income plus other non-recurring expense, interest expense, income taxes, stock compensation, depreciation, and amortization. We have provided Adjusted EBITDA because we use the measurement internally to evaluate performance and we believe it is a commonly used measure of financial performance in comparable companies. It is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. In addition, our board of directors and management use Adjusted EBITDA:

-	As a measure of operating performance;
-	To determine a significant portion of management’s incentive compensation;
-	For planning purposes, including the preparation of our annual operating budget; and
-	To evaluate the effectiveness of our business strategies.

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as a measure of operating performance or the cash flows from operating activities as a measure of liquidity. Please refer to the table below that reconciles GAAP net income to Adjusted EBITDA.

	Three months ended September 30, 2012	Three months ended September 30, 2011	Nine months ended September 30, 2012	Nine months ended September 30, 2011
	(Unaudited and in thousands)

Net Income	$341	$105	$835	$218

EBITDA Adjustments
Depreciation	1,085	612	3,140	1,139

Intangible Amortization	4,869	3,573	14,607	8,106

Stock Compensation Amortization	722	671	2,068	2,169

Acquisition and Equity Offering Costs	338	232	386	449

Interest Expense, net	418	322	1,284	543

Tax (Benefit) Expense, net	(13)	(90)	253	(15)

Adjusted EBITDA	$7,760	$5,425	$22,573	$12,609

The KEYW Holding Corporation Financial Highlights

Condensed Consolidated Statements of Operations

(in thousands except share and per share amounts)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Services	$39,665	$40,793	$118,596	$121,978
Integrated Solutions	17,688	13,164	50,688	18,538
Total	57,353	53,957	169,284	140,516

Costs of Revenues
Services	28,634	30,180	85,623	87,816
Integrated Solutions	9,232	8,628	26,312	12,273
Total	37,866	38,808	111,935	100,089

Gross Profit
Services	11,031	10,613	32,973	34,162
Integrated Solutions	8,456	4,536	24,376	6,265
Total	19,487	15,149	57,349	40,427

Operating Expenses
Operating expenses	13,914	11,231	40,415	31,561
Intangible amortization expense	4,869	3,573	14,607	8,106
Total	18,783	14,804	55,022	39,667

Operating Income	704	345	2,327	760

Non-Operating Expense, net	376	330	1,239	557

Income before Income Taxes	328	15	1,088	203

Income Tax (Benefit) Expense, net	(13)	(90)	253	(15)

Net Income	$341	$105	$835	$218

Weighted Average Common Shares Outstanding
Basic	25,883,556	26,169,829	25,744,453	25,944,264
Diluted	29,357,193	29,061,409	28,548,768	29,140,838

Earnings per Share
Basic	$0.01	$0.00	$0.03	$0.01
Diluted	$0.01	$0.00	$0.03	$0.01

Condensed Consolidated Balance Sheet

(in thousands except share amounts)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,164	$1,294
Receivables	45,892	40,630
Inventories, net	9,066	7,242
Prepaid expenses	2,349	2,511
Income tax receivable	27	27
Deferred tax asset, current	1,193	1,193
Total current assets	110,691	52,897

Property and equipment, net	15,459	8,707
Goodwill	164,466	164,466
Other intangibles, net	24,395	39,002
Deferred tax asset	4,737	2,348
Other assets	47	211
TOTAL ASSETS	$319,795	$267,631

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,412	$4,136
Accrued expenses	7,953	4,370
Accrued salaries & wages	12,424	9,644
Revolver	0	49,500
Deferred income taxes	1,591	1,591
Total current liabilities	25,380	69,241

Long-term liabilities:
Non-current deferred tax liability	15,168	17,430
Other non-current liabilities	3,812	301
TOTAL LIABILITIES	44,360	86,972

Commitments and contingencies	0	0

Stockholders’ equity:
Preferred stock, $0.001 par value; 5 million shares authorized, none issued	0	0
Common stock, $0.001 par value; 100 million shares authorized, 34,160,790 and 25,770,795 shares issued and outstanding	34	26
Additional paid-in capital	267,304	173,371
Retained earnings	8,097	7,262
Total stockholders’ equity	275,435	180,659
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$319,795	$267,631

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended September 30, 2012	Nine months ended September 30, 2011
	(Unaudited)	(Unaudited)
Net income	$835	$218
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation	2,068	2,169
Depreciation/Amortization	17,747	9,245
Deferred taxes	(2,389)	(561)
Changes in operating assets and liabilities:
Receivables	(5,262)	(2,193)
Inventory	(1,824)	(1,388)
Prepaid expenses	162	1,112
Accounts payable	(724)	(1,849)
Accrued expenses	3,643	(2,965)
Other balance sheet changes	163	272
Net cash provided by operating activities	14,419	4,060

Cash flows from investing activities:
Acquisitions, net of cash acquired	0	(55,213)
Purchases of property and equipment	(5,922)	(1,954)
Net cash used in investing activities	(5,922)	(57,167)

Cash flows from financing activities:
Proceeds from stock issuance, net	94,451	0
Proceeds from revolver, net	(49,500)	49,000
Repurchase of stock	(2,948)	0
Proceeds from option and warrant exercises	370	693
Net cash provided by financing activities	42,373	49,693

Net increase (decrease) in cash and cash equivalents	50,870	(3,414)
Cash and cash equivalents at beginning of period	1,294	5,795
Cash and cash equivalents at end of period	$52,164	$2,381

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,304	$342
Cash paid for taxes	$4,227	$93

As a result of the recent severe weather impact on the northeastern United States, KEYW will not be holding a conference call to discuss these results. KEYW will resume its normal practice of hosting a conference call for investors when it reports its Q4 2012 results early in 2013.

About KEYW

KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions for U.S. Government intelligence and defense customers and commercial enterprises. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact KEYW Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com; or on the Web at www.keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities”, and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 15, 2012 with the Securities and Exchange Commission (SEC) as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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